================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                                    ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           North Coast Energy, Inc.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                XXXXXXXXXXXXXXXX
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                           NORTH COAST ENERGY, INC.

                   An Affiliate of [NUON LOGO] International

                                The Netherlands


                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                          TO BE HELD DECEMBER 16, 1998

To Our Stockholders:

         The Annual Meeting of Stockholders (the "Meeting") of North Coast Energy, Inc. (the "Company") will be held at Holiday Inn Hudson, Route 8 and Turnpike Exit 12, Hudson, Ohio, on Wednesday, December 16, 1998 at 9:00 a.m., EST, to consider and act upon the following:

1. An amendment to the Certificate of Incorporation increasing the authorized number of Directors from nine (9) to thirteen (13) and fixing the existing number of Directors at eleven (11);

2.   The election of four Directors whose term of office will expire in 2001;

3.   The election of one Director whose term of office will expire in 1999; and

4. The transaction of such other business as may properly come before the Meeting or any adjournments thereof.

         Holders of Common Stock and Series A Preferred Stock of record at the close of business on October 31, 1998 are entitled to notice of and to vote at the Meeting. Stockholders owning Units and separate shares of Series A Preferred Stock or Common Stock will receive multiple proxies, one blue (Units), one white (Common Stock) and one pink (Series A Preferred Stock), and should execute and return all proxies. Stockholders holding only either Units or Common Stock will receive only one proxy and should execute and return it.

         Whether or not you expect to be personally present at the Meeting, please be sure that the enclosed proxy is properly marked, signed and dated, and returned without delay in the enclosed prepaid envelope. Such action will not limit your right to vote in person or to attend the Meeting, but will ensure your representation if you cannot attend.

                                     By Order of the Board of Directors,

                                     THOMAS A. HILL
                                     Secretary
November 30, 1998

                            NORTH COAST ENERGY, INC.
                               1993 Case Parkway
                           Twinsburg, Ohio 44087-2343

                           -------------------------

                                PROXY STATEMENT

                          MAILED ON NOVEMBER 30, 1998

                           --------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 16, 1998

         Proxies in the form enclosed with this Proxy Statement are solicited by the Board of Directors of North Coast Energy, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, December 16, 1998, and any adjournments thereof. The time, place and purposes of the Meeting are stated in the Notice of Annual Meeting which accompanies this Proxy Statement.

         Only stockholders of record as of October 31, 1998 will be entitled to vote at the Meeting or any adjournments thereof. As of that date, 22,757,168 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 74,491 shares of Series A, 6% Convertible Preferred Stock (the "Series A Preferred Stock"), of the Company were issued and outstanding. Each share of Common Stock outstanding as of the record date will be entitled to one vote, and each share of Series A Preferred Stock outstanding as of the record date will be entitled to 2.3 votes. Stockholders may vote in person or by proxy. The Company's Certificate of Incorporation does not provide for cumulative voting rights. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder has the right to revoke a proxy by written notice to the Secretary of the Company at any time before it is exercised, including by executing another bearing a later date, or by attending the Meeting and voting in person. Stockholders owning Units and/or separate shares of Common Stock and Series A Preferred Stock will receive multiple proxies, one blue (Units), one white (Common Stock) and one pink (Series A Preferred Stock), and should execute and return all proxies that they receive. Stockholders holding only Units or Common Stock or Series A Preferred Stock will receive only one proxy and should execute and return it.

         A properly executed proxy returned in time to be cast at the Meeting will be voted in accordance with the instructions contained thereon, if it is not revoked. If no choice is specified on the proxy, it will be voted "FOR" the amendment to the Certificate of Incorporation and "FOR" the election of each of the five individuals nominated by the Board of Directors.

         The cost of soliciting proxies in the form accompanying this Proxy Statement will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by Directors, officers and employees of the Company in person or by mail, telephone, facsimile or telegraph, following the original solicitation.

         At the Annual Meeting, in accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the inspectors of election appointed by the Board of Directors for the Annual Meeting will determine the presence of a quorum and will tabulate the results of stockholder voting. Pursuant to the Company's By-Laws, at the Annual Meeting the holders of a majority of the outstanding shares of the Company's Common Stock entitled to vote at the meeting, present in person or by proxy, will constitute a quorum. The shares represented at the Annual Meeting by proxies which are marked, with respect to the election of Directors, as "withheld" or, with respect to any other proposals, "abstain", will be counted as shares present for purposes of determining whether a quorum is present.

         Under the rules of the New York Stock Exchange, brokers who hold shares in street name for beneficial owners have the authority to vote on certain items when they have not received instructions from such beneficial owners. Under applicable Delaware law, if a broker returns a proxy and has not voted on a certain proposal, such broker non-votes will count for purposes of determining a quorum.

         Pursuant to the provisions of the Delaware Corporation Law, a majority of the outstanding shares of Common Stock and Series A Preferred Stock, voting in the aggregate, is required to approve the amendment to the Certificate of Incorporation. Abstentions or broker non-votes will have the practical effect of voting against the proposal to amend the Certificate of Incorporation since they are included in the number of shares entitled to vote on the proposal.

         Pursuant to the Company's By-Laws, at the Annual Meeting, a majority of the votes cast is sufficient to elect a nominee as a Director. In the election of Directors, votes may be cast in favor or withheld; votes that are withheld or broker non-votes will have no effect on the outcome of the election of Directors.

         Pursuant to the Company's By-Laws, all other questions and matters brought before the meeting will be decided by the vote of the holders of a majority of the outstanding shares entitled to vote thereon present in person or by proxy at the meeting, unless otherwise provided by law or by the Certificate of Incorporation. In voting for such other matters, votes may be cast in favor, against or abstained. Abstentions will count as present for purposes of the proposal on which the abstention is noted and will have the effect of a vote against the proposal. Broker non-votes, however, are not counted as present and entitled to vote for purposes of determining whether a proposal has been approved and will have no effect on the outcome of such proposal.

THE COMPANY

         North Coast Energy, Inc. and its subsidiaries ("North Coast" or the "Company") are engaged in the business of oil and gas exploration, development and production. The Company was incorporated under the laws of Delaware in August, 1988 as a successor to and for the purposes of continuing the business and operations of an existing corporation and combining the assets and properties of North Coast with those to be acquired through an acquisition conducted as an exchange offer.

              SHARE OWNERSHIP OF PRINCIPAL HOLDERS AND MANAGEMENT

         The following table sets forth information with respect to the Common Stock, Series A Preferred Stock and Series B Cumulative Convertible Preferred Stock (the "Series B Preferred Stock" and, collectively with the Series A Preferred Stock, the "Preferred Stock") owned on October 31, 1998 by: (1) each person known by the Company to own beneficially more than 5% of the Company's outstanding Common Stock and Preferred Stock at such date; (ii) each Director of the Company; (iii) each of the executive officers listed in the Summary Compensation Table included elsewhere herein; and (iv) all Directors and executive officers as a group, and the percentage of the outstanding shares represented thereby.

                                                      Common Stock
                                         --------------------------------------
                                         Amount and
                                         Nature
            Nature and Address (1)       of Beneficial                Percent of
            of Beneficial Owner          Ownership                       Class
            ----------------------       ---------                    ----------
            Charles M. Lombardy, Jr.        665,242 Shares  (2)(3)       2.91%
            Garry Regan                     685,424 Shares  (2)          3.00%
            Saul Siegel                     358,600 Shares  (2)          1.57%
            Leo J. M. J. Blomen                   0 Shares                  *%
            Jos J. M. Smits                       0 Shares                  *%
            NUON Projects                11,494,254 Shares  (4)         50.51%
            International bv
            Ralph L. Bradley                 33,333 Shares  (2)             *%
            Steven L. Grose                   8,971 Shares                  *%
            C. Rand Michaels                  8,094 Shares                  *%
            John H. Pinkerton                 8,464 Shares                  *%
            Range Resources Corporation   3,967,374 Shares  (5)         17.43%
            All Directors and
            executive  officers as a      1,832,631 Shares  (6)          8.01%
            group (11  persons)
            ----------------------------


Less than one percent*

    (1) The address of NUON Projects International is Utrechtsweg 68, 6812 AH Arnhem, The Netherlands. The address of Range Resources Corporation is 125 State Route 43, Hartville, Ohio 44632.

    (2) Includes 330,333 shares of Common Stock, in the aggregate, which could be acquired by Messrs. Regan (115,000 shares) Lombardy (115,000 shares), Siegel (134,000 shares) and Bradley (33,333 shares) upon the exercise of immediately exercisable stock options or warrants which they hold. Does not include 67,000 shares of Common Stock that may be acquired through the exercise of a warrant which may be issued upon the purchase of additional Common Stock by NUON Projects International bv (see footnote 4).

    (3) The share ownership figures for Mr. Lombardy include 13,738 shares of Common Stock owned by a trust for which Mr. Lombardy is the trustee and as to which he disclaims any beneficial interest.

    (4) Does not include 5,747,127 shares of Common Stock that may be immediately acquired by NUON Projects International bv upon exercise of an outstanding warrant for $0.87 per share.

    (5) Does not include 200,000 shares of Common Stock which may be acquired upon the exercise of certain Warrants to purchase Common Stock.

    (6) Includes 440,858 shares of Common Stock, which may be acquired by all Directors and executive officers as a group upon the exercise of immediately exercisable stock options or warrants.


               PROPOSED AMENDMENT TO CERTIFICATE OF INCORPORATION

         Article VI of the Company's Certificate of Incorporation currently provides in relevant part that the Board of Directors shall consist of not less that five (5) nor more than nine (9) members and shall be divided into three classes, Class I, Class II, and Class III. The Board currently has nine members with three directors in each of the three classes.

         Pursuant to Section 3.1 of the Stock Purchase Agreement dated August 1, 1997 by and between the Company and NUON International bv., the latter stockholder having made its second installment pursuant to the Agreement, is entitled to designate a majority of the members of the Board of Directors until such time as NUON's ownership of the Company's outstanding shares of Common Stock falls below thirty-three and one-third percent (33 1/3%). NUON's designees currently constitute one-third of Board membership. To comply with the majority designation clause in the Stock Purchase Agreement it would have been necessary for NUON to designate five of the current nine Board positions. However, the establishment of that specific Board configuration was rendered impractical by the existence of the staggered classes and the general desire of current Directors to serve out the remainder of their terms. In order to avoid the unwanted effects of soliciting resignations from valued members of the current Board of Directors, it is proposed that an Amendment to the Articles of Incorporation be adopted (1) to provide that the Board of Directors shall consist of not less than seven (7) or more than thirteen (13) members; and (2) to increase the current size of the Board of Directors from nine (9) to eleven
(11) with the vacancies created in the classes of directors whose terms expire in 1998 and 1999.

         The proposed Amendment has been authorized by unanimous consent of the Board of Directors and, accordingly, requires a simple majority of stockholder votes in favor of adoption. The proposed increase in Board size would enable the Company to honor the majority designation provision contained in the NUON Stock Purchase Agreement and at the same time enable current Directors to serve out the balance of their terms. The Company recommends adoption of the Amendment.


                             ELECTION OF DIRECTORS

         The Company's Board of Directors is divided into three classes, with each class currently consisting of three Directors. One class of directors is generally elected at each Annual Meeting to serve a three-year term. Upon stockholder approval of the recommended amendment to the Company's Certificate of Incorporation, classes one and two which have expirations in 2001 and 1999, respectively, will be expanded to consist of four Directors each. At the 1998 Annual Meeting, stockholders will be asked to elect four Directors whose terms will expire at the 2001 Annual Meeting and one Director who will be placed in the expanded class two and whose term will, accordingly, expire at the 1999 Annual Meeting.

         Unless otherwise directed, the persons named in the accompanying proxy will vote for the election of the nominees set forth in the table below as Directors of the Company. In the event of the death of or inability to act of such nominees, the proxies will be voted for the election as a Director of such other persons as the Board of Directors may recommend. The Board of Directors has no reason; however, to anticipate that this will occur. In no event will the accompanying proxy be voted for persons other than those named below and any such substitute nominee. Under applicable provisions of Delaware law and the Company charter documents, the nominees receiving the greatest number of votes cast at a meeting at which a quorum is present will be elected as Directors of the Company.


                       NOMINEES TO TERM EXPIRING IN 2001

             Name                Age                      Principal Occupation and History
             ----                ---                      --------------------------------

Garry Regan (1)                 49      Mr.  Regan served as an executive officer and Director of the
                                        Company's predecessor since 1981 and  has been President and
                                        Director of the Company since August  1988 and he holds a B.S.
                                        Degree from Ohio State University and a Masters Degree from Indiana
                                        University.  Mr. Regan is a member of the Independent Petroleum
                                        Association of America. Mr. Regan also serves as President of NCE
                                        Securities, a wholly owned subsidiary of the Company and a registered broker-dealer.

Leo J.M.J. Blomen (1)           43      Mr. Blomen was  appointed  to the Board of  Directors in September
                                        1997.  Mr. Blomen has been  Director of International Division of
                                        NUON Energy Group since March 1997.  Since July 1996 Mr. Blomen has been  Managing  Director of NUON Projects International bv. Mr.
                                        Blomen is also the founder and, from January 1993 to July 1996, the
                                        Managing  Director  of  Blomenco b.v.  Mr.  Blomen is also on the
                                        Boards of: DATTEL a.s, a cable company in Prague (Czech  Republic);
                                        Calortex,  Ltd.,  a gas  company in the U.K.;  and the  Sino-foreign company Shantou Da Nan Windpower Development Company, Ltd., a joint venture  which is currently  constructing  the largest windfarm in
                                        China. Mr. Blomen  holds a degree in  Chemical  Engineering  and a
                                        Ph.D. in Medicine.

Frank R. Bakos (1)              61      Mr. Bakos has been an advisor to the Board since August 1998.  He retired in early 1997 from his position as president of the Power
                                        Generation Business Unit and vice president of Westinghouse
                                        Electric Corporation where he was responsible for Westinghouse's global interests in the power generation  business.  Mr. Bakos began his career with  Westinghouse in 1956, was awarded the Westinghouse
                                        Order of Merit in 1977,  has served as Chairman of the Board of ITI, a Westinghouse-Asea  atom joint venture company,  and also ENWESA, a
                                        Spanish-based company.

Carel W.J. Kok (1)              31      Mr. Kok has been Manager of Business Development with the
                                        International Division of the  NUON  Energy Group since  October
                                        1996.  From 1990 to 1995 he was with the  Royal Dutch Shell  Group working in a variety of downstream commercial,  trading and new business development functions in East Asia, the Middle East,  as well as Western and Eastern  Europe.  Mr. Kok was co-founder of Lone
                                        Star Europe Holding, a US-Dutch  joint venture with the American chain Lone Star  Steakhouse & Saloon.  Mr. Kok is also on the Boards of  Calortex  Ltd.,  a retail  gas distribution company  in the UK serving nearly 500,000  customers, and is Chairman of the Board of the Sino-foreign  joint venture  company Shantou Dan Nan Windpower
                                        Development Company,  Ltd.,  a joint venture now operating the largest windfarm in China.  Mr. Kok  holds a B.A. degree from
                                        Princeton University and a M.B.A. degree from the Rotterdam School of Management at Erasmus University.

                                      NOMINEE TO TERM EXPIRING IN 1999

S.F.E. (Bas) Rosenbaum(2)       49      Since 1993,  Mr. Rosenbaum has been BU-manager  Olefins for Tolson
                                        Holland BV. He is responsible for global coverage, turnover and results.  From 1990 until 1993 Mr. Rosenbaum was managing director
                                        Europe/Partner for JLM  Industries where he founded branches in
                                        France and the Netherlands.  He was



             Name                Age                      Principal Occupation and History
             ----                ---                      --------------------------------
                                        responsible for all trading activities in NEW on  hydrocarbons and other petrochemicals. Mr. Rosenbaum received his B.A. in Business
                                        Administration from HEAO-CE in Holland.

                                       DIRECTORS CONTINUING IN OFFICE

Charles M. Lombardy, Jr. (2)    48      Mr.  Lombardy has served as an executive officer and as a Director of the Company's predecessor since 1981 and has been Chief Executive
                                        Officer and a Director of the Company since August, 1988. Mr. Lombardy holds a B.B.A. from Kent State University and is a member of the Ohio
                                        Oil & Gas Association and the Independent Petroleum Association of
                                        America. Mr. Lombardy also serves as Secretary/Treasurer of NCE
                                        Securities, Inc., a wholly owned subsidiary of the Company and a registered broker-dealer.

C. Rand Michaels (2)            61      Mr.  Michaels was elected as a Director of North Coast in 1996.  Mr.
                                        Michaels, retired from the office of Vice Chairman of Range Resources
                                        Corporation (formerly Lomak Petroleum, Inc.) in 1998 and is a Director of Range Resources Corporation. He served as President and Chief
                                        Executive Officer of Lomak from 1976 through 1988 and Chairman of the
                                        Board from 1984 through 1988, when he became Vice Chairman of Lomak. Mr.
                                        Michaels is also a director of American Business Computers Corporation of Akron, Ohio, a public company serving the beverage dispensing and fast foods industries.

John H. Pinkerton (2)           45      Mr.  Pinkerton  was  appointed  by the Board of  Directors  of North
                                        Coast in 1996. Mr. Pinkerton is President, Chief Executive Officer and a
                                        Director of Range Resources Corporation (formerly Lomak Petroleum, Inc.)
                                        and joined Lomak in 1988. He was appointed President of Lomak in 1990 and Chief Executive Officer of Lomak in 1992. Previously, Mr. Pinkerton
                                        was Senior Vice President-Acquisitions of SOCO. Prior to joining SOCO in
                                        1980, Mr. Pinkerton was with Arthur Andersen & Co. Mr. Pinkerton received his B.A. in Business Administration from Texas Christian
                                        University and his Master of Arts Degree in Business Administration from the University of Texas. Mr. Pinkerton will serve out the unexpired term of current Director Steven L. Grose, a Vice President of Range Resources
                                        Corporation, who has indicated that he will resign his position prior to the 1998 Annual Meeting.

Saul Siegel (3)                 68      Mr. Siegel was appointed as a Director and Chief  Operating  Officer of North Coast in September 1997. Since July 1996 Mr. Siegel has been
                                        President and owner of Clark Engineering Services, Inc., a Buchanan,
                                        Michigan testing facility for off-road vehicles. In addition, for more than five years Mr. Siegel has been President of Metalworking
                                        International Corporation, a Cleveland, Ohio company that purchases manufacturing plants and new and used metalworking equipment. Since May
                                        1996, Mr. Siegel has also been Treasurer of Precision Rebuilders, Inc., a New Orleans, Louisiana company which is engaged in the remanufacturing of oil and gas valves.

Jos J.M. Smits (3)              49      Mr.  Smits was  appointed  to the Board of  Directors  in  September
                                        1997. Mr. Smits has been Manager-Purchasing and Trade for NUON Energy
                                        Group since July 1994. From October 1992 until



             Name                Age                      Principal Occupation and History
             ----                ---                      --------------------------------

                                        July 1994, Mr. Smits was Managing Director of Fels B.V., a Dutch
                                        manufacturer of building materials. Mr. Smits holds a degree in
                                        Economics from the University of Amsterdam, the Netherlands.

Ralph L. Bradley (3)            57      Mr. Bradley was elected to the Board of Directors on December 5,
                                        1997. Mr. Bradley is currently President of Bradley Energy
                                        International, which provides energy solutions for the world market, and
                                        Bradley Energy USA, which provides individuals with the opportunity to own various aspects of natural gas production. Prior to forming these entities, Mr. Bradley was chief executive officer of The Eastern Group,
                                        Inc., and its predecessor, Eastern States Exploration Company, Inc.

(1)     Nominee for election.  Term as a Director expires in 2001.
(2)     Term as a Director expires in 1999.
(3)     Term as a Director expires in 2000.

                      COMMITTEES OF THE BOARD OF DIRECTORS

         The Audit Committee, of which Messrs. Blomen, Grose, Michaels, Pinkerton, Bradley and Smits are currently members, oversees the accounting functions of the Company, including matters related to the appointment and activities of the Company's auditors. The Audit Committee met once during the year ended March 31, 1998.

         The Compensation and Stock Option Committee, of which Messrs. Blomen, Pinkerton and Smits are members, reviews and makes recommendations concerning the salaries of the Company's executive officers, reviews and makes recommendations concerning the Company's Stock Option Plan and Stock Bonus Plan and administers the Company's Profit Sharing Plan. The Compensation and Stock Option Committee met once during the year ended March 31, 1998.

         The Board of Directors of the Company held fifteen meetings during the year ended March 31, 1998. All of the Directors attended at least 75% of the meetings of the Board of Directors and each committee on which they served except Mr. Smits.

                     UNTIMELY BENEFICIAL OWNERSHIP REPORTS

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who beneficially own more than 10% of any class of equity security to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of such forms furnished to the Company, the Company believes that for the fiscal year ended March 31, 1998, all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than 10% beneficial owners were complied with, with the exception of: (a) reports which were filed late on behalf of Messrs. Blomen, Smits and Bradley each pertaining to one transaction; (b) three reports which were filed late on behalf of Mr. Siegel pertaining to six transactions;
(c) two reports which were filed late by Range Resources Corporation involving seven transactions.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

         The following tables sets forth the annual and long-term compensation for the Company's Chief Executive Officer and the two other executives (the "Named Executive Officers") earning in excess of $100,000 for fiscal 1998.

                           SUMMARY COMPENSATION TABLE

                                                                                        Long-Term
                                           Annual Compensation                         Compensation
                                           -------------------                         ------------
                                                                 Other         Number of
                                                                 Annual        Securities      All Other
                                                                 Compen-       Underlying       Compen-
Name and Principal Position        Year       Salary    Bonus    sation         Options        sation (1)
---------------------------        ----       ------    -----    -------        -------        ----------
Charles M. Lombardy, Jr.           1998      $173,740               N/A            --            $9,576
  Chief Executive Officer;         1997       166,350     $0        N/A            --             7,148
  Director                         1996       165,000      0        N/A            --             6,308
                                                           0
Garry Regan                        1998       173,740      0        N/A            --             8,616
  President; Director              1997       166,350      0        N/A            --             6,188
                                   1996       165,000      0        N/A            --             5,348

Saul Siegel                        1998       102,733      0        N/A            --                 0
  Chief Operating
  Officer;
  Director

         No Named Executive Officer received personal benefits or perquisites during fiscal year 1998 in excess of the lesser of $50,000 or 10% of his aggregate salary and bonus.

(1) The amounts set forth in the table include, with respect to Messrs. Lombardy and Regan $2,810 and $1,850, respectively, for fiscal years 1998, 1997, and 1996 in life insurance premiums paid by the Company pursuant to the terms of employment agreements between the Company and such persons. See "Compensation of Directors and Executive Officers -- Employment Agreements." With respect to all of the Named Executive Officers, the amounts set forth in the table reflect the following contributions under the Company's Profit Sharing Plan and matching funds through the 401(K) Plan: Mr. Lombardy, $6,766, $4,338 and $3,498 and Mr. Regan, $6,766, $4,338 and $3,498 for fiscal years 1998, 1997 and 1996, respectively. Mr. Siegel was not eligible under the terms of the plan.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

         The following table summarizes options exercised during fiscal 1998 and presents the value of unexercised options held by the Named Executive Officers at fiscal year end:

                                                      Number of Securities           Value of Unexercised
                             Shares                  Underlying Unexercised          In-the-Money Options
                            Acquired               Options at Fiscal Year-End        at Fiscal Year-End(1)
                               on        Value     --------------------------        ---------------------
           Name             Exercise    Realized    Exercisable  Unexercisable     Exercisable  Unexercisable
           ----             --------    --------    -----------  -------------     -----------  -------------

Charles M. Lombardy, Jr.       --        $  0           115,000        0             $ 0              $  0
Garry Regan                    --           0           115,000        0               0                 0
Saul Siegel                    --           0            67,000        0               0                 0


(1) Based upon the closing bid price of a share of Common Stock as reported on the NASDAQ system on March 31, 1998. None of the options were in the money at March 31, 1998.

         Employment Agreements. Messrs. Lombardy and Regan each have an employment agreement running through May 3, 2001, unless earlier terminated pursuant to the terms of these agreements. These agreements provide for current base annual compensation of $178,623 to each of Messrs. Lombardy and Regan, with increases for cost of living based upon the Consumer Price Index. Additional bonuses may be awarded from time to time by the Board of Directors. Each agreement provides that for a period of two years from the date of the termination of the executive's employment the executive will not, directly or indirectly, engage in any business competitive with that of the Company or otherwise interfere with the Company's business.

         An employment agreement with Mr. Siegel is pending approval of the Company's executive committee, effective May 3, 1998, with substantially the same terms and conditions as Messrs. Lombardy and Regan's employment agreement for a three-year period. Mr. Siegel's current base annual compensation of $182,230 also includes payment in lieu of health and life insurance benefits.

         Each of the employment agreements contains provisions addressing a possible change in control of the Company (the "Change in Control Provisions"). The purchase of the Company's common stock by NUON Projects International bv was exempted by separate agreement. The Change in Control Provisions provided certain conditions which continue to exist. The Change in Control Provisions require the payment of certain benefits to these executive officers upon the termination of their employment, other than for good cause, after the occurrence of a change in control of the Company. A "Change in Control of the Company" is defined to include a change in the securities ownership of the Company's securities which would be required to be reported as a change in control in a proxy statement filed under the Securities Exchange Act of 1934, the Company's ceasing to have a class of equity securities registered under
Section 12 of the Securities Exchange Act of 1934, or the acquisition by any person or entity of 50% or more of the outstanding shares of Common Stock of the Company (or its equivalent in voting power of any class or classes of the Company's securities).

         Under the Change in Control Provisions, any of these three executive officers who remain in the employ of the Company following the date of the occurrence of a change in control of the Company and whose employment is subsequently terminated other than for good cause would be entitled to receive a lump sum payment from the Company, regardless of whether such executive officer continues in the employ of the Company (the "Change in Control Payment"). After the occurrence of a change in control, "termination" is defined to include relocation of the principal place at which the executive is to perform his duties to a location outside the Cleveland, Ohio metropolitan area, a substantial reduction in the benefits provided to the executive, a substantial reduction in the executive's responsibilities or functions or a substantial adverse change in the executive's working conditions. It should be noted that the Change in Control Provisions provide for the payment of the Change in Control Payment in the event of a termination of the executive's employment after any change in control of the Company, regardless of whether such change in control is approved by the Board of Directors and/or stockholders of the Company.

         Under such Change in Control Provisions, in the event of a termination of employment after a change in control in the Company, other than for good cause, each of the three executive officers would be entitled to Change in Control Payments in the amount equal either to 2.99 times the average annual salary, bonus, and incentive compensation amounts paid during the three year period immediately preceding the termination after a change in control in the Company, payable in 36 equal monthly installments, or a lump sum equal to the aggregate of the monthly amounts payable discounted to present value at a discount rate of 7% per annum.

         The Change in Control Provisions will make more difficult or may discourage a proxy contest, the assumption of control of the Company by a substantial shareholder or shareholder group, or the removal of incumbent management. Additionally, the Change in Control Provisions may have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of the Company, even though such an attempt might be beneficial to the Company and its stockholders. Accordingly, stockholders of the Company may be deprived of certain opportunities to sell their shares of Common Stock at temporarily higher market prices often associated with actual or rumored takeover attempts.

         Directors Fees. During fiscal 1998, the Board voted to discontinue the payment of any Director Fees to any Board member. However, the Board made a grant of options to purchase 99,999 shares at $.875 per share to Ralph L. Bradley during the year ending March 31, 1998. The options vest over a three-year period.

                              CERTAIN TRANSACTIONS

         The Company believes that the terms of the following transactions were as favorable to the Company as could have been obtained from unaffiliated third parties. All future transactions between the Company and its affiliates will be on terms no less favorable to the Company than those that could be obtained from unaffiliated parties and all loans to Company officers, affiliates and stockholders will be approved by a majority of disinterested directors, if any.

         In connection with the sale of shares of Common Stock of the Company to NUON Projects International, bv, Mr. Saul Siegel received cash payment of $112,500 and five year warrants to purchase 134,000 shares of Common Stock of the Company at a price of $0.875 per share. In addition, upon the exercise, by NUON Projects International, bv, of its right to purchase additional shares of Common Stock of the Company Mr. Siegel will receive an additional $37,500 and five year warrants to purchase an additional 67,000 shares of Common Stock of the Company at a price of $0.875 per share.

                                  OTHER MATTERS

         The Board of Directors is not aware of any matter to come before the Meeting other than those mentioned in the Notice of Annual Meeting of Stockholders. If other matters, however, properly come before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

         A representative of the firm of Arthur Andersen LLP, the Company's independent accountants, will be in attendance at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to questions from stockholders concerning the Company's audited financial statements.

         Any stockholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with its Annual Meeting of Stockholders to be held in 1999 must do so no later than April 10, 1999, which is 120 days in advance of the anticipated mailing date of the proxy materials for the 1999 Annual Stockholders Meeting. To be eligible for inclusion in the 1999 proxy materials of the Company, proposals must conform to the requirements set forth in Regulation 14A under the Securities Exchange Act of 1934.

         Upon receipt of a written request from any stockholder, the Company will mail, at no charge to the stockholder, a copy of the Company's Annual Report on Form 10-K, including financial statements and schedules required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 under the Securities Exchange Act of 1934, for the Company's most recent year. Written request for such Report should be directed to:


                            North Coast Energy, Inc.
                               1993 Case Parkway
                           Twinsburg, Ohio 44087-2343
                              Attention: President

         You are urged to sign and return your proxy promptly in the enclosed return envelope to make certain your shares will be voted at the Meeting.


                                            By Order of the Board of Directors,



                                            Thomas A. Hill
                                            Secretary

                                NORTH COAST ENERGY, INC.

                                         PROXY
                  ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 16, 1998

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby (i) appoints Charles M. Lombardy, Jr., Garry Regan, and Saul Siegel, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of North Coast Energy, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, Hudson, Route 8 and Turnpike Exit 12, Hudson, Ohio on Wednesday, December 16, 1998 at 9:00 A.M. (EST), and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND INCREASE THE CURRENT SIZE OF THE BOARD OF DIRECTORS FROM NINE (9) TO ELEVEN (11) AND DESIGNATING CLASSES FOR THE NEW POSITIONS.

        (1) Proposed to approve and adopt an amendment to the Company's Certificate of Incorporation to provide that the Board of Directors shall consist of not less than seven (7) or more than thirteen (13) members and that the current size of the Board of Directors be increased from nine (9) to eleven (11) and designating classes for the new positions.

        [ ] FOR the Proposal        [ ] AGAINST the Proposal        [ ] ABSTAIN

                       (Continued and to be signed on other side)



                                                                    SHARES
                          (Proxy -- continued from other side)

            (2) ELECTION OF DIRECTORS           [ ] FOR all of the nominees listed          [ ] WITHHOLD AUTHORITY
                                                  (except as marked to the contrary below)    to vote for all nominees listed
            Leo J.M.J. Blomen, Garry Regan, Frank R. Bakos, Carel W.J. Kok and S.F.E. (Bas) Rosenbaum

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

                  --------------------------------------------------------------

        (3) In their discretion to act on any other matter or matters which may properly come before the Annual Meeting.

                                                     Dated: , 1998

                                                     ---------------------------------------
                                                     Your signature to this Proxy form
                                                     should be exactly the same as the name
                                                     imprinted hereon. Persons signing as
                                                     executors, administrators, trustees or
                                                     in similar capacities should so
                                                     indicate. For joint accounts, the name
                                                     of each joint owner must be signed.

                                                    PLEASE DATE, SIGN AND RETURN
                                                    PROMPTLY IN THE ACCOMPANYING
                                                    ENVELOPE.

                                NORTH COAST ENERGY, INC.

                                         PROXY
                  ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 16, 1998

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby (i) appoints Charles M. Lombardy, Jr., Garry Regan, and Saul Siegel, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the Units of North Coast Energy, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, Hudson, Route 8 and Turnpike Exit 12, Hudson, Ohio on Wednesday, December 16, 1998 at 9:00 A.M. (EST), and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Common Stock and Preferred Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID UNITS WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND INCREASE THE CURRENT SIZE OF THE BOARD OF DIRECTORS FROM NINE (9) TO ELEVEN (11) AND DESIGNATING CLASSES FOR THE NEW POSITIONS.

        (1) Proposed to approve and adopt an amendment to the Company's Certificate of Incorporation to provide that the Board of Directors shall consist of not less than seven (7) or more than thirteen (13) members and that the current size of the Board of Directors be increased from nine (9) to eleven (11) and designating classes for the new positions.

        [ ] FOR the Proposal        [ ] AGAINST the Proposal        [ ] ABSTAIN

                       (Continued and to be signed on other side)




                                                                     UNITS
                          (Proxy -- continued from other side)

            (2) ELECTION OF DIRECTORS           [ ] FOR all of the nominees listed          [ ] WITHHOLD AUTHORITY
                                                  (except as marked to the contrary below)    to vote for all nominees listed
            Leo J.M.J. Blomen, Garry Regan, Frank R. Bakos, Carel W.J. Kok and S.F.E. (Bas) Rosenbaum

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

                  --------------------------------------------------------------

        (3) In their discretion to act on any other matter or matters which may properly come before the Annual Meeting.

                                                     Dated: , 1998

                                                     ---------------------------------------
                                                     Your signature to this Proxy form
                                                     should be exactly the same as the name
                                                     imprinted hereon. Persons signing as
                                                     executors, administrators, trustees or
                                                     in similar capacities should so
                                                     indicate. For joint accounts, the name
                                                     of each joint owner must be signed.

                                                    PLEASE DATE, SIGN AND RETURN
                                                    PROMPTLY IN THE ACCOMPANYING
                                                    ENVELOPE.

                                NORTH COAST ENERGY, INC.

                                         PROXY
                  ANNUAL MEETING OF STOCKHOLDERS -- DECEMBER 16, 1998

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

            The undersigned hereby (i) appoints Charles M. Lombardy, Jr., Garry Regan, and Saul Siegel, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Preferred Stock of North Coast Energy, Inc. which the undersigned shall be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Holiday Inn, Hudson, Route 8 and Turnpike Exit 12, Hudson, Ohio on Wednesday, December 16, 1998 at 9:00 A.M. (EST), and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Preferred Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS, AND "FOR" THE PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION AND INCREASE THE CURRENT SIZE OF THE BOARD OF DIRECTORS FROM NINE (9) TO ELEVEN (11) AND DESIGNATING CLASSES FOR THE NEW POSITIONS.

        (1) Proposed to approve and adopt an amendment to the Company's Certificate of Incorporation to provide that the Board of Directors shall consist of not less than seven (7) or more than thirteen (13) members and that the current size of the Board of Directors be increased from nine (9) to eleven (11) and designating classes for the new positions.

        [ ] FOR the Proposal        [ ] AGAINST the Proposal        [ ] ABSTAIN

                       (Continued and to be signed on other side)



                                                                    SHARES
                          (Proxy -- continued from other side)

            (2) ELECTION OF DIRECTORS           [ ] FOR all of the nominees listed          [ ] WITHHOLD AUTHORITY
                                                  (except as marked to the contrary below)    to vote for all nominees listed
            Leo J.M.J. Blomen, Garry Regan, Frank R. Bakos, Carel W.J. Kok and S.F.E. (Bas) Rosenbaum

        (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the following line)

                  --------------------------------------------------------------

        (3) In their discretion to act on any other matter or matters which may properly come before the Annual Meeting.

                                                     Dated: , 1998

                                                     ---------------------------------------
                                                     Your signature to this Proxy form
                                                     should be exactly the same as the name
                                                     imprinted hereon. Persons signing as
                                                     executors, administrators, trustees or
                                                     in similar capacities should so
                                                     indicate. For joint accounts, the name
                                                     of each joint owner must be signed.

                                                    PLEASE DATE, SIGN AND RETURN
                                                    PROMPTLY IN THE ACCOMPANYING
                                                    ENVELOPE.

                            NORTH COAST ENERGY, INC.

                   An Affiliate of [NUON LOGO] International

                                The Netherlands



Dear Shareholder:

         Enclosed is a copy of your proxy material and our Annual Report on Form 10-K which was filed with the Securities and Exchange Commission at the end of June. Please complete and return your proxy card(s) as soon as possible. Our Annual Shareholder Meeting is scheduled for December 16, 1998 at the Holiday Inn in Hudson, Ohio, at 9:00 a.m.

         In September 1997, half way through fiscal 1998, your Company completed perhaps the most important single transaction since we began operations in 1981. The finalization of the equity investment and strategic alliance with the Dutch multi-utility NUON nv set in motion what we believe will result in a "new" North Coast Energy that has the technical and financial abilities to compete and win in the dynamic world of energy.

         NUON is a multi-service, multi-national, and multi-billion dollar energy and water company serving 2.5 million households in Holland and is seeking energy opportunities here in the United States and throughout the world. Under the terms of the agreement, NUON will invest up to $15 million in North Coast. NUON made its initial equity investment of $5 million by purchasing approximately 5.7 million shares on September 4, 1997. The second $5 million investment, again through the purchase of 5.7 million shares, was received in September 1998, and the third equity investment of $5 million is expected in September 1999.

         The equity investment made by NUON has allowed North Coast to pursue strategic acquisitions that provide the production and reserves to increase our daily volume of natural gas and competitive position as a natural gas supplier. After the close of fiscal 1998, we completed the acquisition of the assets of Kelt Ohio, Inc. This strategic acquisition increased the number of wells in which the Company owns interests to over 1,600 from 700 and more than doubled our daily net production to 7,500 Mcf from 3,200 Mcf. The acquisition also offers North Coast cost savings from improved economies of scale due to shared personnel and equipment. Of Kelt's entire production, 40 percent is adjacent to North Coast's existing Youngstown field operations. Additionally we have already contracted Kelt's production through a one-year agreement at a very favorable price of $2.85/Mcf.

         North Coast's alliance with NUON creates several additional opportunities. NUON offers North Coast a wealth of experience in marketing and other downstream capabilities. Our goal is to utilize the combined expertise of NUON and North Coast to supply energy to more end-users, particularly the industrial and commercial sectors. To




                      "Your Partner in Energy Development"
                  193 Case Parkway - Twinsburg, Ohio 44087-2343
        Telephone:(330) 425-2330 - (800) 645-6427 - Fax:(330) 405-3298 -
                        http://www.northcoastenergy.com
achieve this goal, we are exploring many opportunities both inside and outside our traditional exploration and production activities, including merchant generation plants, district heating, and co-generation facilities.

         Our financial results for the year ended March 31, 1998, reflect modest net income of $262,138 before preferred dividends compared with $291,750 a year ago. Revenues were negatively affected by decreased demand for natural gas caused by record mild temperatures last winter. As a result, Appalachian natural gas prices on average dropped $0.30 Mcf between 1997's and 1998's fiscal year end. Our average gas price, however, increased $0.07 to $2.50/Mcf for the fiscal year as a result of our strategy to target small-and medium-sized industrial and commercial end users, and our balanced approach to gas marketing. We were pleased our efforts produced the improved price, even though it was more than offset by the decreased demand.

         In fiscal 1998, revenues also were affected by lower drilling activity as the number of wells developed under our drilling program declined to 20 from 29 in fiscal 1997. All 20 of these program wells are currently on line and producing as we enter this winter's heating season. On a fully diluted basis for fiscal 1998, the Company reported a $0.02 per share loss after preferred dividends compared with breakeven for fiscal 1997.

         NUON has become part of our daily operations and we are becoming part of NUON. It is an exciting time for all of us. By the time you read this report we will be more than half way through fiscal 1999. What we will soon be reporting on will be significant increases in production and operations from our exploration and production activities and opportunities downstream of the wellhead.

         Our overriding goal is to increase our shareholders' value by growing North Coast and increasing our profitability. We want to thank all of our shareholders for their continued support as we look to profitably grow our Company.

Sincerely,


/s/ Garry Regan        /s/ Charles M. Lombardy Jr.       /s/ Saul Siegel

GARRY REGAN            CHARLES M. LOMBARDY JR.           SAUL SIEGEL
Chairman of the        Chief Executive Officer           Chief Operating Officer
Board, President